UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): January 18, 2017

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the current report on Form 8-K dated and filed January 19, 2017 with respect to Lannett Company, Inc. (the “Company”).  The purpose of this amendment is to amend the disclosure in Item 5.07 setting forth the votes of security holders at the Annual Meeting of Stockholders of the Company held on January 18, 2017.  The Company has been informed by some of its stockholders that the broker for such stockholders had been instructed to vote the shares held by such shareholders in favor of the election of all six director nominees, but incorrectly completed the proxy card and voted to withhold votes from certain of the director nominees.  This amendment sets forth the votes as they should have been received had the incorrectly completed proxy cards been properly filled out.  This voting error had no impact on the outcome of the election, as each of the director nominees had received the majority of all votes cast for the election as directors of the Company.

Item 5.07 Submission of Matters to a Vote of Securities Holders

The adjusted voting totals are as follows:

1.              The stockholders elected all six director nominees to serve as members of the Company’s board of directors until the Company’s next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The number of votes cast for or withheld, for each nominee, was as follows:

	Votes For	Votes Withheld
Jeffrey Farber	25,193,886	1,010,851
Arthur P. Bedrosian	25,818,523	386,214
David Drabik	25,532,140	672,597
Paul Taveira	25,542,977	661,760
Jim Maher	25,546,019	658,718
Albert Paonessa, III	25,554,637	650,100

2.              The stockholders ratified the appointment of Grant Thornton, LLP as independent auditors. The number of votes cast for, against, or abstained was as follows:

Votes For:  32,843,608

Votes Against:  110,216

Abstain:  70,002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: January 25, 2017